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                                   EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements, Nos.2-52229, 2- 52357, 2-60252, 2-63000, 2-70022, 2-87821, 33-10353, 33-32706,
33-86496, 333-58546, 333-58548, 333-56199, 333-34688, 333-84262, and 333-84248
of Wallace Computer Services, Inc., and Subsidiaries (The "Company") on Form S-8 and Registration Statement No. 333-46807 on Form S-3 of our report dated September 9, 2002, appearing in this Annual Report on Form 10-K of the Company for the year ended July 31, 2002.

DELOITTE & TOUCHE LLP

Chicago, Illinois
October 21, 2002

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INDEPENDENT AUDITORS' REPORT


Wallace Computer Services, Inc.

We have audited the Consolidated Financial Statements of Wallace Computer Services, Inc. and Subsidiaries "The Company" as of July 31, 2002 and for the year then ended, and have issued our report thereon dated September 9, 2002; such consolidated financial statements and report are included in your 2002 Annual Report to Stockholders and are incorporated herein by reference. Our audit also included the financial statement schedule of the Company, listed in
Item 14. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

The financial statement schedules of Wallace Computer Services for the years ended July 31, 2001 and July 31, 2000, were audited by other independent accountants who have ceased operations. Those independent accountants expressed an unqualified opinion on those financial statement schedules in their report dated September 11, 2001.

Deloitte & Touche LLP
September 9, 2002
Chicago, Illinois

The following report is a copy of a report previously issued by Arthur Andersen LLP and has not been reissued by Arthur Andersen LLP. This report applies to Supplemental Schedule II - Valuation and Qualifying Accounts for the years ended July 31, 2001 and 2000.

Report of Independent Public Accountants with Respect to Financial Statement Schedule

We have audited in accordance with auditing standards generally accepted in the United States, the consolidated financial statements of Wallace Computer Services, Inc. included in this Form 10-K, and have issued our report thereon dated September 11, 2001. Our audit was made for the purpose of forming an opinion on the consolidated financial statements taken as a whole. This schedule listed in the accompanying index is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic consolidated financial statements. The financial statement schedule has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.

Arthur Andersen LLP

Chicago, Illinois
September 11, 2001